FOR IMMEDIATE RELEASE

CONTACT:	Jeff Tryka, CFA
Investor Relations, Lambert & Co.
(616) 295-2509
jtryka@horizonglobal.com

HORIZON GLOBAL REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2021

Third Quarter Highlights

▪Net sales of $196.5 million in a period impacted by rising commodity costs and global supply chain constraints
•$5.0 million decrease compared to third quarter of 2020
▪Gross profit of $38.8 million
•$4.6 million decrease from third quarter of 2020
▪Gross profit margin(4) decreased to 19.7% from 21.5% in the third quarter of 2020
▪Operating profit of $6.3 million
•$2.3 million decrease from third quarter of 2020
▪Net loss from continuing operations of $2.8 million
•$4.4 million decrease from third quarter of 2020
▪Adjusted EBITDA(1) of $13.0 million
•$3.1 million decrease from third quarter of 2020

Plymouth, Michigan, November 4, 2021 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today reported financial results for the third quarter of 2021.

“When we launched our turnaround plan in late 2019, we set out to build a strong global organization that would not waver regardless of the external business climate,” stated Terry Gohl, Horizon Global’s President and Chief Executive Officer. “Our Q3 2021 performance is evidence that we achieved this objective. Despite significant and unprecedented macroeconomic headwinds relating to material costs and supply chain constraints, we did not bend. Instead, we rose to the occasion and rapidly identified and deployed targeted actions, including commercial price recovery, manufacturing rebalancing and operational cost mitigation, to partially offset the impact of industry-wide headwinds. At the same time, we never lost sight of our long-term strategic plan and accelerated the execution of operational improvement initiatives to support the business in Q3 2021 and beyond.”

2021 Third Quarter Segment Results
Horizon Americas. Net sales decreased $3.2 million, or 2.8%, to $115.9 million when compared to the third quarter of 2020. The net sales decrease was primarily driven by an $7.8 million decrease in the retail sales channel attributable to material and supply chain constraints, partially offset by a combined $3.3 million increase in the e-commerce and industrial sales channels. Horizon Americas generated an operating profit of $12.4 million, a decrease of $0.8 million compared to the third quarter of 2020, primarily driven by the lower net sales described above, partially offset by reduced selling, general and administrative costs (SG&A). Adjusted EBITDA(1) decreased to $14.5 million for the quarter, as compared to $15.5 million for the third quarter of 2020.

Horizon Europe-Africa. Net sales decreased $1.8 million, or 2.2%, to $80.7 million when compared to the third quarter of 2020. The net sales decrease was primarily driven by a $7.8 million decrease in the automotive OEM sales channel attributable to semiconductor supply constraints, and a $2.0 million decrease in the aftermarket sales channel. The decrease was partially offset by a $7.0 million increase in the automotive OES sales channel. Horizon Europe-Africa generated an operating loss of $0.2 million, a reduction of $2.6 million compared to the third quarter of 2020, primarily driven by the lower net sales described above, coupled with higher SG&A. Adjusted EBITDA(1) decreased to $3.4 million for the quarter, as compared to $6.1 million for the third quarter of 2020.

Balance Sheet and Liquidity. Cash and Availability(2) was $54.9 million, a reduction of $28.5 million compared to December 31, 2020. Working Capital(3) was $109.5 million, an increase of $53.9 million compared to December 31, 2020, primarily reflecting increased raw material costs and in-transit inventory levels due to supply chain and material constraints. Gross debt increased $30.2 million to $296.3 million compared to December 31, 2020, primarily reflecting additional borrowings on the Company’s ABL as well as proceeds from the term loan refinancing completed during the first quarter of 2021.

Summary
Gohl commented, “I want to thank the global team for its extraordinary efforts so far in 2021. We have delivered exceptional year-to-date results and, despite a challenging macroeconomic environment, continue to improve this business day in and day out. Our sights remain on double-digit margins, and we believe this target is achievable through the continued execution of operational improvement initiatives across our global operations, the optimization of our Europe-Africa manufacturing footprint and, importantly, continuing to serve as the supplier of choice to our customers in our core geographies.

Conference Call Details
Horizon Global will host a conference call regarding third quarter 2021 earnings on Thursday, November 4, 2021 at 8:30 a.m. Eastern Time. The conference call will be hosted by Horizon Global's President and Chief Executive Officer, Terry Gohl, and Dennis Richardville, Horizon Global’s Chief Financial Officer. Participants on the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 825-9786 and from outside the U.S. at (412) 902-4185. Please ask to join the Horizon Global call.

The third quarter 2021 results and supplemental materials, including a presentation in PDF format, will be distributed before the market opens on November 4, 2021 and will be available on the Company’s website at www.horizonglobal.com prior to the start of the call.

The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. Shareholders, media representatives and others may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Horizon Global’s website or by phone by dialing (877) 344-7529 and from outside the U.S. at (412) 317-0088. Please use the conference identification number 10155632. The telephone replay will be available approximately two hours after the end of the call and continue through November 18, 2021.

About Horizon Global
Headquartered in Plymouth, MI, Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best in-class products for our customers, engage with our employees and realize value creation for our shareholders.

Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: Draw-Tite, Reese, Westfalia, BULLDOG, Fulton and Tekonsha. Horizon Global has approximately 4,350 employees.

For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. Forward-looking statements speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition and liquidity; the overall impact of global supply chain complexities on the Company and its business, including delays in sourcing key components and other supply constraints, longer transport times, especially for container ships and U.S. trucking, and increased transportation costs; liabilities and restrictions imposed by the Company’s debt instruments, including the Company’s ability to comply with the applicable financial covenants related thereto; market demand; competitive factors; material, logistics and energy costs, including the increased material and logistic costs resulting from the COVID-19 pandemic; technology factors; litigation; government and regulatory actions including the impact of any tariffs, quotas, or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the success of the Company’s action plan, including the actual amount of savings and timing thereof; the success of the Company’s business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company’s exposure to product liability claims from customers and end users, and the costs associated therewith; factors affecting the Company’s business that are outside of its control, including natural disasters, pandemics, including the current COVID-19 pandemic, accidents and governmental actions; and other risks that are discussed in Part I, Item 1A, “Risk Factors.” in the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2020. The risks described in the Company’s Annual Report on Form 10-K are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
Please refer to “Company and Business Segment Financial Information” which details certain costs, expense, other charges, that are included in the determination of net income attributable to Horizon Global under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results. The Company’s management utilizes Adjusted EBITDA as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA that is prepared in accordance with U.S. GAAP.

(2)	"Cash and Availability" refers to “cash and cash equivalents” and amounts of cash accessible but undrawn from credit facilities.
(3)
“Working Capital” defined as "total current assets" excluding "cash, cash equivalents and restricted cash", less "total current liabilities" excluding "current maturities, long-term debt" and "short-term operating lease liabilities".

(4)	“Gross Profit Margin” refers to “gross profit” as a percentage of “net sales”.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(dollars in thousands)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,350	$44,970
Restricted cash	5,500	5,720
Receivables, net	96,320	87,420
Inventories	164,270	115,320
Prepaid expenses and other current assets	13,510	11,510
Total current assets	296,950	264,940
Property and equipment, net	72,940	74,090
Operating lease right-of-use assets	38,290	47,310
Goodwill	—	3,360
Other intangibles, net	52,870	58,230
Deferred income taxes	1,220	1,280
Other assets	6,060	7,280
Total assets	$468,330	$456,490
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current maturities, long-term debt	$5,940	$14,120
Accounts payable	111,270	99,520
Short-term operating lease liabilities	11,120	12,180
Accrued liabilities	53,340	59,100
Total current liabilities	181,670	184,920
Gross long-term debt	290,340	251,960
Unamortized debt issuance costs and discount	(29,000)	(20,570)
Long-term debt	261,340	231,390
Deferred income taxes	3,650	3,130
Long-term operating lease liabilities	36,970	46,340
Other long-term liabilities	10,630	14,560
Total liabilities	494,260	480,340
Total Horizon Global shareholders' deficit	(19,800)	(18,690)
Noncontrolling interest	(6,130)	(5,160)
Total shareholders' deficit	(25,930)	(23,850)
Total liabilities and shareholders' equity	$468,330	$456,490

Horizon Global Corporation
Condensed Consolidated Statements of Operations
(unaudited - dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$196,540	$201,630	$617,850	$485,370
Cost of sales	(157,780)	(158,260)	(491,240)	(397,700)
Gross profit	38,760	43,370	126,610	87,670
Selling, general and administrative expenses	(32,430)	(34,810)	(102,170)	(93,760)
Operating profit (loss)	6,330	8,560	24,440	(6,090)
Other (expense) income, net	(1,720)	690	(5,940)	(1,430)
Loss on debt extinguishment	—	—	(11,650)	—
Interest expense	(6,970)	(7,560)	(21,000)	(23,970)
(Loss) income from continuing operations before income tax	(2,360)	1,690	(14,150)	(31,490)
Income tax expense	(410)	(100)	(2,810)	(170)
Net (loss) income from continuing operations	(2,770)	1,590	(16,960)	(31,660)
Loss from discontinued operations, net of income tax	—	—	—	(500)
Net (loss) income	(2,770)	1,590	(16,960)	(32,160)
Less: Net loss attributable to noncontrolling interest	(300)	(340)	(970)	(1,010)
Net (loss) income attributable to Horizon Global	$(2,470)	$1,930	$(15,990)	$(31,150)
Net (loss) income per share attributable to Horizon Global:
Basic:
Continuing operations	$(0.09)	$0.07	$(0.59)	$(1.19)
Discontinued operations	—	—	—	(0.02)
Total	$(0.09)	$0.07	$(0.59)	$(1.21)
Diluted:
Continuing operations	$(0.09)	$0.06	$(0.59)	$(1.19)
Discontinued operations	—	—	—	(0.02)
Total	$(0.09)	$0.06	$(0.59)	$(1.21)
Weighted average common shares outstanding:
Basic	27,286,600	25,939,741	27,019,554	25,651,789
Diluted	27,286,600	33,329,106	27,019,554	25,651,789

Horizon Global Corporation
Condensed Consolidated Statements of Cash Flows
(unaudited - dollars in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(16,960)	$(32,160)
Less: Net loss from discontinued operations	—	(500)
Net loss from continuing operations	(16,960)	(31,660)

Adjustments to reconcile net loss from continuing operations to net cash (used for) provided by operating activities:
Depreciation	11,710	11,110
Amortization of intangible assets	4,220	5,040
Loss on debt extinguishment	11,650	—
Amortization of original issuance discount and debt issuance costs	8,010	11,450
Deferred income taxes	730	(820)
Non-cash compensation expense	2,590	2,190
Paid-in-kind interest	650	6,280
Increase in receivables	(12,360)	(35,170)
(Increase) decrease in inventories	(52,700)	30,100
Increase in prepaid expenses and other assets	(1,910)	(4,080)
Increase in accounts payable and accrued liabilities	11,820	29,800
Other, net	1,910	(50)
Net cash (used for) provided by operating activities from continuing operations	(30,640)	24,190
Cash Flows from Investing Activities:
Capital expenditures	(14,730)	(8,090)
Other, net	20	70
Net cash used for investing activities from continuing operations	(14,710)	(8,020)
Cash Flows from Financing Activities:
Proceeds from borrowings on credit facilities	2,870	6,440
Repayments of borrowings on credit facilities	(1,960)	(3,330)
Proceeds from Senior Term Loan, net of issuance costs	75,300	—
Repayments of borrowings on Replacement Term Loan, including transaction fees	(94,940)	—
Proceeds from Revolving Credit Facility, net of issuance costs	28,680	54,680
Repayments of borrowings on Revolving Credit Facility	(8,000)	(28,300)
Proceeds from ABL revolving debt, net of issuance costs	—	8,000
Repayments of borrowings on ABL revolving debt	—	(27,920)
Proceeds from Paycheck Protection Program Loan	—	8,670
Proceeds from issuance of common stock warrants	16,300	—
Proceeds from exercise of common stock warrants	420	—
Other, net	(650)	(320)
Net cash provided by financing activities from continuing operations	18,020	17,920
Discontinued Operations:
Net cash used for discontinued operations	—	(500)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(510)	290
Cash, Cash Equivalents and Restricted Cash:
(Decrease) increase for the period	(27,840)	33,880
At beginning of period	50,690	11,770
At end of period	$22,850	$45,650
Supplemental disclosure of cash flow information:
Cash paid for interest	$16,130	$4,990
Cash paid for taxes, net of refunds	$2,010	$990

Appendix I

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

The Company’s management utilizes Adjusted EBITDA as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA that is prepared in accordance with U.S. GAAP. Adjusted EBITDA, as determined and measured by Horizon Global, should also not be compared to similarly titled measures reported by other companies. The Company also uses operating income (loss) to measure stand-alone segment performance.

Adjusted EBITDA is defined as net income (loss) attributable to Horizon Global before interest expense, income taxes, depreciation and amortization, and before certain items, as applicable, such as severance, restructuring, relocation and related business disruption costs, gains (losses) on debt extinguishment, impairment of goodwill and other intangibles, non-cash stock compensation, certain product liability and litigation claims, acquisition and integration costs, gains (losses) on business divestitures and other assets, debt issuance costs, board transition support and non-cash unrealized foreign currency remeasurement costs.

The following table summarizes Adjusted EBITDA for our operating segments for the three months ended September 30, 2021 and 2020:

	Three Months Ended September 30, 2021				Three Months Ended September 30, 2020				Variance
	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Consolidated
	(dollars in thousands)				(dollars in thousands)
Net (loss) income attributable to Horizon Global				$(2,470)				$1,930	$(4,400)
Net loss attributable to noncontrolling interest				(300)				(340)	40
Net (loss) income				$(2,770)				$1,590	$(4,360)
Interest expense				6,970				7,560	(590)
Income tax expense				410				100	310
Depreciation and amortization				5,210				5,620	(410)
EBITDA	$14,050	$2,030	$(6,260)	$9,820	$13,870	$7,490	$(6,490)	$14,870	$(5,050)
Net loss attributable to noncontrolling interest	—	300	—	300	—	340	—	340	(40)
Severance	50	—	—	50	—	(170)	—	(170)	220
Restructuring, relocation and related business disruption costs	60	30	10	100	250	(20)	150	380	(280)
Non-cash stock compensation	—	—	880	880	—	—	870	870	10
Loss (gain) on business divestitures and other assets	300	10	10	320	420	—	(20)	400	(80)
Debt issuance costs	—	70	100	170	—	—	530	530	(360)
Unrealized foreign currency remeasurement costs	(10)	950	400	1,340	980	(1,580)	(500)	(1,100)	2,440
Adjusted EBITDA	$14,450	$3,390	$(4,860)	$12,980	$15,520	$6,060	$(5,460)	$16,120	$(3,140)

Segment Information

The following table summarizes financial information for our operating segments for the three months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Change
	2021	2020	$	%
	(dollars in thousands)
Net Sales
Horizon Americas	$115,850	$119,140	$(3,290)	(2.8%)
Horizon Europe-Africa	80,690	82,490	(1,800)	(2.2%)
Total	$196,540	$201,630	$(5,090)	(2.5%)
Gross Profit
Horizon Americas	$29,310	$32,960	$(3,650)	(11.1%)
Horizon Europe-Africa	9,450	10,410	(960)	(9.2%)
Total	$38,760	$43,370	$(4,610)	(10.6%)
Operating Profit (Loss)
Horizon Americas	$12,400	$13,170	$(770)	(5.8%)
Horizon Europe-Africa	(150)	2,440	(2,590)	(106.1%)
Corporate	(5,920)	(7,050)	1,130	16.0%
Total	$6,330	$8,560	$(2,230)	(26.1%)
Adjusted EBITDA
Horizon Americas	$14,450	$15,520	$(1,070)	(6.9%)
Horizon Europe-Africa	3,390	6,060	(2,670)	(44.1%)
Corporate	(4,860)	(5,460)	600	11.0%
Total	$12,980	$16,120	$(3,140)	(19.5%)

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

	Three Months Ended September 30, 2021
	Horizon Americas	Horizon Europe-Africa	Consolidated
Revenue growth as reported	(2.8)%	(2.2)%	(2.5)%
Less: currency impact	—%	1.4%	0.6%
Revenue growth at constant currency	(2.8)%	(3.6)%	(3.1)%